                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section240.14a-12

                                  US OFFICE PRODUCTS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                  US OFFICE PRODUCTS COMPANY
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                        1025 Thomas Jefferson Street, NW
                                 Suite 600 East
                              Washington, DC 20007
                                 (202) 339-6700

                                                                 August 28, 2000

Dear Stockholder:

    On behalf of the Board of Directors and the employees of US Office Products Company, I cordially invite you to attend our 2000 Annual Meeting. We will be holding the 2000 Annual Meeting of US Office Products' stockholders on Wednesday, September 27, 2000, at 10:00 a.m. Eastern Time at The Latham Hotel, 3000 M Street, NW, Washington, DC 20007.

    Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card, and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about US Office Products.

    Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                          Sincerely,

                                          [SIGNATURE]

                                          Warren D. Feldberg
                                          President and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT

     Please Sign, Date and Return Your Proxy Card Before the Annual Meeting

 If you have any questions about voting your shares, please contact Laura Smith at (202) 339-6700.

                                     [LOGO]

                           US OFFICE PRODUCTS COMPANY
                       1025 THOMAS JEFFERSON STREET N.W.
                                 SUITE 600 EAST
                             WASHINGTON, D.C. 20007

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:      Wednesday, September 27, 2000

Time:      10:00 a.m.

Location:  The Latham Hotel,
           3000 M Street, NW,
           Washington, DC 20007

Dear Stockholders:

    At the 2000 Annual Meeting of the Stockholders, we will ask you to vote on the following proposals, together with any other business that may properly come before the Annual Meeting:

    1.  Election of nine directors; and

    2. Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending April 28, 2001.

    Only stockholders of record at the close of business on August 11, 2000 will be able to vote their shares at the Annual Meeting.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Mark D. Director
                                          Secretary

Washington, D.C.
August 28, 2000

                 YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

 PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED
     ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

 IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO WITHDRAW YOUR PROXY AND VOTE IN
                                    PERSON.

 IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE CONTACT LAURA SMITH AT
                                (202) 339-6700.

                                     [LOGO]

                       1025 Thomas Jefferson Street N.W.
                                 Suite 600 East
                             Washington, D.C. 20007

                                                                 August 28, 2000

                       PROXY STATEMENT FOR ANNUAL MEETING

    This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2000 Annual Meeting of US Office Products' stockholders. The 2000 Annual Meeting will be held on Wednesday, September 27, 2000 at 10:00 a.m. Eastern Time at The Latham Hotel, 3000 M Street, NW, Washington, DC 20007.

    This Proxy Statement provides detailed information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting, and other relevant information.

    On August 28, 2000, we began mailing information to people who, according to our records, owned shares of US Office Products' common stock at the close of business on August 11, 2000.

                               TABLE OF CONTENTS

INFORMATION ABOUT THE 2000 ANNUAL MEETING AND VOTING........      1

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING.............      3

    1. ELECTION OF DIRECTORS................................      3

    2. RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS
     INDEPENDENT ACCOUNTANTS................................      3

STOCK OWNERSHIP.............................................      4

THE BOARD OF DIRECTORS......................................      6

EXECUTIVE OFFICERS AND COMPENSATION.........................     11

OTHER INFORMATION...........................................     20

              INFORMATION ABOUT THE 2000 ANNUAL MEETING AND VOTING

    The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on the proposals. You are invited to attend the Annual Meeting and vote your shares directly. If you do not attend the Annual Meeting, you may vote by proxy, which allows you to direct another person to vote your shares at the Annual Meeting on your behalf.

THE ANNUAL MEETING

    US Office Products will hold the Annual Meeting on Wednesday, September 27, 2000, at 10:00 a.m. at The Latham Hotel, 3000 M Street, NW, Washington, DC 20007.

THIS PROXY SOLICITATION

    This solicitation contains two parts: the proxy card and this Proxy Statement. The proxy card is what you use to indicate how you want your shares to be voted. This Proxy Statement provides you with information on the proposals and other matters that you may find useful in determining how to vote. On
August 28, 2000, US Office Products began mailing this Proxy Statement to all people who, according to our stockholder records, owned shares of US Office Products' common stock at the close of business on August 11, 2000.

    US Office Products will pay for soliciting these proxies. US Office Products' directors, officers and employees may solicit proxies in person or by telephone, mail, facsimile or otherwise, but they will not receive additional compensation for their services. US Office Products also will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of stock held by record by them.

HOW TO VOTE YOUR SHARES

    You have one vote for each share of US Office Products' common stock that you owned of record at the close of business on August 11, 2000. The number of shares you own and may vote at the Annual Meeting is listed on the enclosed proxy card. You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. US Office Products will have ballots for voting in person available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will direct the persons designated on the proxy card (those persons are known as "proxies") to vote your shares at the Annual Meeting in accordance with your instructions. Warren D. Feldberg and Mark D. Director will serve as proxies for the Annual Meeting.

    If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return the proxy card before the Annual Meeting. IF YOU COMPLETE THE PROXY CARD EXCEPT FOR THE VOTING INSTRUCTIONS, THEN YOUR SHARES WILL BE VOTED FOR THE PROPOSED ELECTION OF DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF US OFFICE PRODUCTS FOR THE 2001 FISCAL YEAR.

HOW TO REVOKE YOUR PROXY

    You may revoke your proxy at any time before it is voted by any of the following means:

    - Notifying US Office Products' secretary or assistant secretary in writing that you wish to revoke your proxy.

    - Submitting a proxy dated later than your original proxy.

    - Attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must obtain a ballot and vote your shares at the Annual Meeting to revoke the proxy.

VOTE REQUIRED FOR APPROVAL

  PROPOSAL 1: ELECTION OF NINE           The nine nominees for director who receive the most votes
  DIRECTORS.                             will be elected. So, if you do not vote for a particular
                                         nominee, or you indicate "withhold authority to vote" for
                                         a particular nominee on your proxy card, your vote will
                                         not count either for or against the nominee.

  PROPOSAL 2: RATIFICATION OF SELECTION  The affirmative vote of a majority of the votes cast at
  OF INDEPENDENT ACCOUNTANTS.            the Annual Meeting is required to ratify the selection of
                                         independent accountants. So, if you abstain from voting,
                                         it has the same effect as if you had voted against this
                                         proposal.

    If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all of the proposals scheduled to be presented at this year's meeting.

    QUORUM. On the record date for the Annual Meeting, August 11, 2000, 36,941,602 shares of US Office Products' common stock were issued and outstanding. US Office Products' Bylaws require that a "quorum" be present at the Annual Meeting to transact business. A quorum will be present if a majority of US Office Products' common stock, or 18,470,802 shares, is represented at the Annual Meeting, in person or by proxy. If a quorum is not present, a vote cannot occur. Abstentions will be counted in determining whether a quorum is present at the Annual Meeting.

ADDITIONAL INFORMATION

    There are no appraisal rights under Delaware law in connection with the proposals to be submitted at the 2000 Annual Meeting.

    The US Office Products Annual Report to Stockholders for the fiscal year ended April 29, 2000, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about US Office Products.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

    We will present the following two proposals at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly present any other proposal to the meeting, we will use your proxy to vote your shares on the proposal as we believe is appropriate.

1.  ELECTION OF DIRECTORS

    Nominees for election to the Board of Directors are:

                                    Charles P. Pieper
                                    Kevin J. Conway
                                    Frank P. Doyle
                                    Warren D. Feldberg
                                    Brian D. Finn
                                    L. Dennis Kozlowski
                                    Milton H. Kuyers
                                    Allon H. Lefever
                                    Edward J. Mathias

    Each director will be elected to serve for a one-year term, or thereafter until his replacement is elected and qualified or until his earlier resignation or removal. Each of the nine nominees is presently a member of the Board of Directors and has consented to serve as a director if re-elected. More detailed information about each of the nominees is available in the section of this booklet titled "The Board of Directors," which begins on page 6.

    CDR-PC Acquisition L.L.C., an affiliate of an investment fund managed by Clayton, Dubilier & Rice, Inc., nominated Messrs. Pieper, Conway and Finn. CDR-PC Acquisition has the right to nominate three directors under the agreement with US Office Products pursuant to which CDR-PC Acquisition acquired its ownership interest in US Office Products. For more information about the relationship between CDR-PC Acquisition and US Office Products, see the section of this booklet titled "Certain Relationships and Related Transactions," which begins on page 19.

    If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees. CDR-PC Acquisition has the right to nominate any substitute for Messrs. Pieper, Conway or Finn. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Proxies at the Annual Meeting may not be voted for more than nine directors.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE
                                   DIRECTORS.

2.  RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP has served as our independent accountants since US Office Products' inception in 1994. The Audit Committee and the Board believe that PricewaterhouseCoopers LLP's long-term knowledge of US Office Products is invaluable. We would like to continue this successful relationship. Representatives from PricewaterhouseCoopers LLP will be available at the Annual Meeting to answer your questions and make a statement if they desire.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS
                                   PROPOSAL.

                                STOCK OWNERSHIP

    There were 36,941,602 shares of US Office Products' common stock issued and outstanding on August 11, 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Under the rules of the Securities and Exchange Commission, a beneficial owner of US Office Products' common stock is a person who directly or indirectly has or shares voting power or investment power with respect to the shares of common stock. Voting power is the power to direct the vote of the shares. Investment power is the power to dispose of or direct the disposition of the shares. Beneficial ownership of the shares also includes those shares as to which voting power or investment power may be acquired within 60 days. The information on beneficial ownership in the table and the footnotes is based upon US Office Products' records and the most recent Schedule 13D or 13G filed by each such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown.

    The following table shows how many shares were owned by each person who owned more than 5% of the issued and outstanding shares on August 11, 2000.

                                                              NUMBER OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            SHARES       SHARES
------------------------------------                          ----------   ----------
CDR-PC Acquisition, L.L.C. (1)..............................  18,420,914      39.8%
c/o Clayton, Dubilier & Rice Fund V Limited Partnership
1403 Foulk Road
Suite 106
Wilmington, DE 19803

Forum Capital Partners, L.P.(2).............................   2,413,000       5.2%
One Oxford Centre
Suite 3950
Pittsburgh, PA 15219

------------------------

(1) Includes warrants to purchase 9,319,785 shares of common stock, which are currently exercisable. Excludes 73,262 shares of preferred stock. If CDR-PC Acquisition transfers the preferred stock to an unaffiliated third party, each share of preferred stock automatically converts into 100 shares of common stock. Except for matters that directly affect the rights of holders of the preferred stock, the preferred stock has voting rights only with respect to any merger, consolidation, sale or lease of all or substantially all of US Office Products' assets, or any agreement to do any of the foregoing.

(2) Pursuant to a 13G filed on May 17, 2000, amounts beneficially owned by Forum Capital Partners, L.P. include 2,157,500 shares of common stock held directly as of May 1, 2000 and 255,500 shares of common stock held in or for the account of other persons consisting of John A. Stanley, IV and other clients of Stanley Capital Advisers, Inc., the general partner of Forum Capital Partners, L.P.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows how many shares were owned on August 11, 2000 by each of (1) the directors of US Office Products, (2) the current Chief Executive Officer of US Office Products, and (3) the other persons named in the Summary Compensation Table on page 12 who were executive officers on August 11, 2000. (In the remainder of this Proxy Statement, we will refer collectively to the Chief Executive Officer and the other persons listed in the Summary Compensation Table as the "named executive officers.") This table also shows how many shares all of the directors and executive officers of US Office Products owned together. The number of shares set forth in this table includes shares subject to options that are exercisable currently or exercisable within 60 days after August 11, 2000. The number of shares subject to options set forth in the table on page 13 includes only options that were exercisable as of April 29, 2000 (the end of the 2000 fiscal year).

                                                              NUMBER OF      PERCENT OF
NAME OF BENEFICIAL OWNER                                       SHARES          SHARES
------------------------                                      ---------      ----------
Charles P. Pieper...........................................         --          --
Warren D. Feldberg..........................................    197,142(1)        *
Mark D. Director............................................    106,322(2)        *
Joseph T. Doyle.............................................     58,235(3)        *
Jay L. Mutschler............................................     32,112(4)        *
Anne T. Smyth...............................................     53,141(5)        *
Kevin J. Conway.............................................         --          --
Frank P. Doyle..............................................      5,562(6)        *
Brian D. Finn...............................................         --          --
L. Dennis Kozlowski.........................................    535,562(6)      1.4%
Milton H. Kuyers............................................     67,584(7)        *
Allon H. Lefever............................................     24,442(7)        *
Edward J. Mathias...........................................    110,050(8)        *
All current executive officers and directors as a group.....  1,190,152         3.2%

------------------------

* Less than 1%.

(1) Includes 70,000 shares owned by the Feldberg Family Trust and 125,000 shares subject to options that are exercisable currently or exercisable within 60 days.

(2) Includes 1,000 shares owned indirectly by Mr. Director's daughters and 88,297 shares subject to options that are exercisable currently or exercisable within 60 days.

(3) Includes 37,500 shares subject to options that are exercisable currently or exercisable within 60 days.

(4) Includes 26,640 shares subject to options that are exercisable currently or exercisable within 60 days.

(5) Includes 31,159 shares subject to options that are exercisable currently or exercisable within 60 days.

(6) Includes 5,562 shares subject to options that are exercisable currently or exercisable within 60 days.

(7) Includes 9,875 shares subject to options that are exercisable currently or exercisable within 60 days.

(8) Includes 8,000 shares held in custody for the benefit of Mr. Mathias' daughter and 9,875 shares subject to options that are exercisable currently or exercisable within 60 days.

                             THE BOARD OF DIRECTORS

MEMBERSHIP

    We have set forth below certain information regarding the members of US Office Products' Board of Directors. Each of the directors has been nominated for re-election at the Annual Meeting.

---------------------------------------------------------------------------------------------------
CHARLES P. PIEPER

AGE:                                     53

DIRECTOR SINCE:                          June 1998

PRINCIPAL OCCUPATION:                    Principal and Director of Clayton, Dubilier & Rice, Inc.

RECENT BUSINESS EXPERIENCE:              Mr. Pieper has been the Chairman of the Board of US Office
                                         Products since June 1998. He was Chief Executive Officer
                                         of US Office Products from February 26, 1999 until
                                         September, 1999. Mr. Pieper has been a principal and a
                                         director of Clayton, Dubilier & Rice since March 1997 and
                                         March 1998, respectively. Previously, Mr. Pieper was
                                         President and Chief Executive Officer of GE Lighting
                                         Europe and GE Japan, GE Korea, GE Taiwan, GE Medical
                                         Systems Asia, Yokogawa Medical Systems and GE Trading Co.

OTHER DIRECTORSHIPS:                     Fairchild Aerospace Corporation
---------------------------------------------------------------------------------------------------
WARREN D. FELDBERG

AGE:                                     50

DIRECTOR SINCE:                          September 1999

PRINCIPAL OCCUPATION:                    President and Chief Executive Officer, US Office Products

RECENT BUSINESS EXPERIENCE:              Mr. Feldberg was Chairman and Chief Executive Officer of
                                         the Caldor Corp. from 1996 until 1999. Prior to that, Mr.
                                         Feldberg was Chairman and Chief Executive Officer of
                                         Marshalls from 1991.

OTHER DIRECTORSHIPS                      Alex-Lee, Inc.; The Nassau Group, Inc.; Shoppinglist.com
---------------------------------------------------------------------------------------------------
KEVIN J. CONWAY

AGE:                                     41

DIRECTOR SINCE:                          June 1998

PRINCIPAL OCCUPATION:                    Principal and Director of Clayton, Dubilier & Rice, Inc.

RECENT BUSINESS EXPERIENCE:              Mr. Conway has been a principal of Clayton, Dubilier &
                                         Rice, Inc. since 1994 and a director since March 1998.
                                         Prior to joining Clayton, Dubilier & Rice, Inc., Mr.
                                         Conway worked for 10 years at Goldman, Sachs & Co., an
                                         investment banking firm.

OTHER DIRECTORSHIPS:                     Riverwood International Corporation; Allied Worldwide
---------------------------------------------------------------------------------------------------

FRANK P. DOYLE

AGE:                                     69

DIRECTOR SINCE:                          June 1998

PRINCIPAL OCCUPATION:                    Private Consultant

RECENT BUSINESS EXPERIENCE:              Mr. Doyle became a private consultant after retiring as
                                         Executive Vice President of General Electric Company in
                                         1996. As Executive Vice President, he was one of a three
                                         member Corporate Executive Office to which all of GE's
                                         operating businesses and staff reported. Mr. Doyle served
                                         as Executive Vice President of GE from 1991, and prior to
                                         that time he was Senior Vice President at GE with
                                         responsibility for Corporate Marketing and Advertising,
                                         Employee, Government and Public Relations from 1981.

OTHER DIRECTORSHIPS:                     Paine Webber Group, Inc.; Roadway Express, Inc.; Tycom,
                                         Ltd.
---------------------------------------------------------------------------------------------------
BRIAN D. FINN

AGE:                                     39

DIRECTOR SINCE:                          June 1998

PRINCIPAL OCCUPATION:                    Principal and Director of Clayton, Dubilier & Rice, Inc.

RECENT BUSINESS EXPERIENCE:              Mr. Finn has been a principal and a director of Clayton,
                                         Dubilier & Rice, Inc. since May 1997 and March 1998,
                                         respectively. Prior to joining Clayton, Dubilier & Rice,
                                         Inc. in 1997, Mr. Finn worked for 15 years at Credit
                                         Suisse First Boston, an investment banking firm, most
                                         recently as co-head of the Mergers and Acquisitions
                                         division.

OTHER DIRECTORSHIPS:                     Dynatech Corporation; Baxter International; Telemundo
                                         Group Holding
---------------------------------------------------------------------------------------------------
L. DENNIS KOZLOWSKI

AGE:                                     53

DIRECTOR SINCE:                          June 1998

PRINCIPAL OCCUPATION:                    Chairman and Chief Executive Officer of Tyco International
                                         Ltd.

RECENT BUSINESS EXPERIENCE:              Mr. Kozlowski has served as Chairman and Chief Executive
                                         Officer of Tyco International Ltd. since 1993 and 1992,
                                         respectively. Prior to that, he was President and Chief
                                         Operating Officer. Tyco is a multinational company
                                         involved in manufacturing, distribution, and servicing
                                         fire protection and security systems, disposable medical
                                         products, flow control and electronic products worldwide.
                                         Mr. Kozlowski has been with Tyco since 1989.

OTHER DIRECTORSHIPS:                     Tyco International Ltd.; Applied Power Inc.; Raytheon
                                         Company
---------------------------------------------------------------------------------------------------

MILTON H. KUYERS

AGE:                                     63

DIRECTOR SINCE:                          June 1995

PRINCIPAL OCCUPATION:                    Chairman and Chief Executive Officer of GMK Companies

RECENT BUSINESS EXPERIENCE:              Mr. Kuyers is a part owner and executive officer of a
                                         number of privately held companies, including: Desert Aire
                                         Corp., a manufacturer of commercial dehumidification
                                         equipment; Northwest Coatings, Inc., a manufacturer of
                                         coating products; Grayline, Inc., a manufacturer of tubing used in the appliance and electrical industries; Faustel,
                                         Inc., a manufacturer of custom coating equipment; Coating
                                         & Converting Resources, Inc., a manufacturer of converting industry components, and Digicorp Inc., a distributor of
                                         business telephone systems and cellular telephones. Prior
                                         to 1993, Mr. Kuyers served as the President of Star
                                         Sprinkler Corp., a manufacturer of sprinkler heads for
                                         fire protection systems. Before its acquisition by US
                                         Office Products, Mr. Kuyers was a director of H.H. West
                                         Company, a wholly owned subsidiary of US Office Products.
                                         Mr. Kuyers previously served on the board of Medical
                                         Advances, Inc., a manufacturer of parts for medical
                                         diagnostic applications, until its sale in March 1997.

OTHER DIRECTORSHIPS:                     Westra Construction
---------------------------------------------------------------------------------------------------
ALLON H. LEFEVER

AGE:                                     53

DIRECTOR SINCE:                          February 1995

PRINCIPAL OCCUPATION:                    President of the Non-Integrated Companies of OneMain.com,
                                         Inc.

RECENT BUSINESS EXPERIENCE:              Mr. Lefever is the President of the Non-Integrated
                                         Companies of OneMain.com, Inc., a national Internet access provider. Previously, Mr. Lefever was Vice President of
                                         the Affiliated Companies for High Industries, Inc., from
                                         April 1988. From 1988 until its acquisition by US Office
                                         Products, Mr. Lefever served as the Chairman of the Board
                                         and Chief Executive Officer of The Office Works, Inc., and
                                         he currently serves on the boards of several private
                                         companies.

OTHER DIRECTORSHIPS:                     OneMain.com, Inc.
---------------------------------------------------------------------------------------------------
EDWARD J. MATHIAS

AGE:                                     58

DIRECTOR SINCE:                          February 1995

PRINCIPAL OCCUPATION:                    Managing Director of The Carlyle Group

RECENT BUSINESS EXPERIENCE:              Mr. Mathias has been a Managing Director of The Carlyle
                                         Group, a merchant bank based in Washington DC, since 1994.
                                         From 1971 to 1993, Mr. Mathias was employed at T. Rowe
                                         Price Associates, most recently as a Managing Director.

OTHER DIRECTORSHIPS:                     USA Floral, Inc.
---------------------------------------------------------------------------------------------------

BOARD ORGANIZATION AND MEETINGS

    During the fiscal year that ended April 29, 2000, US Office Products' Board of Directors met six times, and took action by unanimous written consent three times. Every member of the Board attended at least 75% of the aggregate total of Board meetings and the meetings of committees on which the member served.

    The Board of Directors has the following committees:

    EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise the powers of the Board between meetings of the Board, except that the Executive Committee cannot: amend the certificate of incorporation or bylaws; approve or recommend a merger, consolidation or disposition of all or substantially all of US Office Products' assets; recommend or revoke a dissolution of US Office Products; or take any other action that requires not less than a three-quarter affirmative vote of the directors. In addition, the Executive Committee cannot declare a dividend or authorize the issuance of stock unless specifically authorized by the Board of Directors. The members of the Executive Committee are:

                                          Charles P. Pieper
                                          Warren D. Feldberg
                                          L. Dennis Kozlowski

    The Executive Committee did not meet and acted two times by unanimous consent in US Office Products' 2000 fiscal year.

    AUDIT COMMITTEE. The Audit Committee (i) makes recommendations to the Board of Directors with respect to the independent accountants who conduct the annual examination of US Office Products' accounts; (ii) reviews the scope of the annual audit and meets periodically with US Office Products' independent accountants to review their findings and recommendations; (iii) reviews US Office Products' quarterly and annual financial statements and related filings with the SEC; (iv) approves major accounting policies or changes thereto; and
(v) periodically reviews principal internal controls to assure that US Office Products is maintaining a sound and modern system of financial controls. During US Office Products' 2000 fiscal year, the Audit Committee also met with management periodically to review Y2K compliance. The members of the Audit Committee are:

                                          Milton H. Kuyers (Chairman)
                                          Kevin J. Conway
                                          Allon H. Lefever

    The Audit Committee met four times in US Office Products' 2000 fiscal year.

    COMPENSATION COMMITTEE. The Compensation Committee periodically determines the amount and form of compensation and benefits payable to all executive officers and certain other management personnel. The Board of Directors has also authorized Messrs. Doyle and Mathias, acting as a subcommittee of the Compensation Committee whose members qualify as outside non-employee directors under the applicable tax and securities laws, to approve any awards of stock or options to US Office Products' directors (other than non-employee directors) and officers under the Amended and Restated 1994 Long-Term Incentive Plan (the "Incentive Plan") and to administer elements of the Section 162(m) Bonus Plan (the "Bonus Plan"). This subcommittee also administers the Incentive Plan and the US Office Products Company Executive Deferred Compensation Plan (the "Executive Deferred Compensation Plan"). The members of the Compensation Committee are:

                                          Frank P. Doyle (Chairman)
                                          Edward J. Mathias
                                          Brian D. Finn

    The Compensation Committee met three times and acted two times by unanimous consent in US Office Products' 2000 fiscal year. The subcommittee of the Compensation Committee met once and acted more than ten times by unanimous consent in US Office Products' 2000 fiscal year.

COMPENSATION OF DIRECTORS

    FEES AND EXPENSES. US Office Products pays each director who is not a US Office Products employee an annual fee of $35,000 and $50,000 for members of the Executive Committee. In fiscal 2000, US Office Products paid a total of $190,000 in directors' fees. Under the terms of a consulting agreement described on page 19 of this Proxy Statement, Messrs. Pieper, Conway and Finn have agreed to waive these fees. All directors are reimbursed for out-of-pocket expenses related to attending Board meetings. The total amount paid for expenses to directors in fiscal 2000 was $9,434 excluding reimbursements to Messrs. Pieper, Conway and Finn under the consulting agreement.

    1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN. In connection with this plan, US Office Products awards non-employee directors options to acquire 7,875 shares of common stock upon their initial election as a member of the Board of Directors. US Office Products also awards each director options to acquire 2,250 shares in each year they are re-elected. Options awarded to directors under the 1996 Non-employee Directors' Stock Plan become exercisable in two equal installments at the six-month and one-year anniversaries of the date the options are awarded. US Office Products will also pay directors' fees in the form of shares of common stock or "deferred" shares of common stock for each director who elects to receive fees this way. Three directors elected to defer their compensation under this plan during US Office Products' 2000 fiscal year. Messrs. Pieper, Conway and Finn will not receive compensation under the 1996 Non-employee Directors' Stock Plan while they are members of the US Office Products' Board. For more information about agreements between US Office Products and Messrs. Pieper, Conway and Finn, please see the section of this booklet titled "Certain Relationships and Related Transactions," which begins on page 19.

    DIRECTORS WHO ARE ALSO EMPLOYEES. Directors who are also employees of US Office Products are not compensated for serving on the Board.

                      EXECUTIVE OFFICERS AND COMPENSATION

    We set forth below certain information regarding the executive officers of US Office Products, except Mr. Feldberg, whose information we set forth on page 6.

---------------------------------------------------------------------------------------------------
MARK D. DIRECTOR                         EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
AGE:                                     42
OFFICER SINCE:                           1996
POSITION(S) HELD AT COMPANY:             Mr. Director has served as Executive Vice President since
                                         February 1998 and as General Counsel and Secretary since
                                         February 1996 and August 1996, respectively. From June
                                         1997 until February 1998, he served as Chief
                                         Administrative Officer. From February 1996 until June
                                         1997, Mr. Director served as Executive Vice President.
PREVIOUS BUSINESS EXPERIENCE:            Before coming to US Office Products, Mr. Director served
                                         as Executive Vice President, General Counsel and Secretary
                                         of Radio Movil Digital Americas from February 1995 until
                                         February 1996. Prior to that, Mr. Director was a principal of Fields & Director P.C., a law firm located in
                                         Washington, DC from 1990 until 1995. Mr. Director was
                                         associated with the law firm of Debevoise & Plimpton from
                                         1984 to 1990.
---------------------------------------------------------------------------------------------------
JOSEPH T. DOYLE                          EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
AGE:                                     53
OFFICER SINCE:                           1998
POSITION(S) HELD AT COMPANY:             Mr. Doyle has served as Executive Vice President and Chief
                                         Financial Officer since August 12, 1998, when he joined US
                                         Office Products. He also served as Treasurer from August
                                         12, 1998 until February 28, 1999.
PREVIOUS BUSINESS EXPERIENCE:            From April 1996 to June 1998 Mr. Doyle was Senior Vice
                                         President-Finance, Westinghouse Electric Corporation. From
                                         January 1994 to March 1996 he was Executive Vice
                                         President-Finance, Chief Financial Officer, Secretary and
                                         Director of Allison Engine Company. Prior to that, Mr.
                                         Doyle held various positions in General Dynamics
                                         Corporation from 1986 to 1993.
---------------------------------------------------------------------------------------------------
JAY L. MUTSCHLER                         PRESIDENT, US OFFICE PRODUCTS, NORTH AMERICA
AGE:                                     48
OFFICER SINCE:                           2000
POSITION(S) HELD AT COMPANY:             Mr. Mutschler has served as President, US Office
                                         Products--North America since April 1, 2000. From April
                                         1999 until April 2000, he served as President, Furniture
                                         Division, North American Office Products Group. From 1997
                                         until April 1999, Mr. Mutschler served as Regional Vice
                                         President of US Office Products' northeast region. From
                                         December 1996 to March 1998, he served as President of
                                         Andrews Office Supply & Equipment Co., a wholly owned
                                         subsidiary of US Office Products.
PREVIOUS BUSINESS EXPERIENCE:            Previously, Mr. Mutschler served as Executive Vice
                                         President of Office Depot from 1983 until 1996.
---------------------------------------------------------------------------------------------------

ANNE T. SMYTH                            EXECUTIVE VICE PRESIDENT--E-COMMERCE AND CHIEF INFORMATION
                                         OFFICER
AGE:                                     49
OFFICER SINCE:                           1996
POSITION(S) HELD AT COMPANY:             Ms. Smyth has served as Executive Vice
                                         President--E-Commerce and Chief Information Officer of the
                                         Company since February 1999. Prior to that time, she
                                         served as Senior Vice President and Chief Information
                                         Officer of the Company from April 1997 to February 1999,
                                         and as Senior Vice President-Merchandising from October
                                         1998 to February 1999. She joined US Office Products in
                                         December 1996 as Chief Information Officer, when US Office
                                         Products acquired the Des Plaines, Illinois-based company
                                         of which she was President and Founder, The Systems House,
                                         Inc. The Systems House was incorporated in 1980.
DIRECTORSHIPS:                           Dispatch Management Systems, Inc.
---------------------------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

    We have set forth below, for the periods indicated, certain summary information concerning the cash and non-cash compensation earned by or awarded to (i) the US Office Products' Chief Executive Officer, and (ii) each of the four most highly compensated persons who were serving as executive officers of US Office Products at the end of our fiscal year.

                                                  ANNUAL COMPENSATION              LONG-TERM
                                           ----------------------------------     COMPENSATION
                                                                                     AWARDS
                                                                                ----------------
                                                                                   SECURITIES
                                                                    OTHER          UNDERLYING
                                 FISCAL                             ANNUAL          OPTIONS/          ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR      SALARY     BONUS     COMPENSATION      SARS(#)(6)       COMPENSATION
---------------------------     --------   --------   --------   ------------   ----------------   ---------------
Warren D. Feldberg(1).........    2000     $631,000   $500,000      $96,778         500,000        $         1,307
  Chief Executive Officer
Mark D. Director(2)...........    2000      350,000     50,000           --          90,000                  4,453
  Executive Vice President        1999      350,000    130,000           --          50,000                  5,034
                                  1998      300,000    150,000           --         143,062                  5,092

Joseph T. Doyle(3)............    2000      350,000     40,000           --          60,000                  6,431
  Executive Vice President        1999      229,000    130,000           --         150,000                    404

Jay L. Mutschler(4)...........    2000      260,000     90,000           --          75,000                  5,379
  President, US Office            1999      237,000     70,000           --          75,000                    888
  Products-                       1998      190,000     50,000           --          40,875                     --
  North America

Anne T. Smyth(5)..............    2000      340,000     35,000           --          50,000                  3,830
  Executive Vice                  1999      290,000    130,000           --         100,000                  1,684
  President--E-Commerce           1998      224,000     75,000           --          40,875                  1,151

------------------------

(1) The salary for Mr. Feldberg represents less than one full year's compensation, as he commenced employment with US Office Products during fiscal year 2000. As of April 29, 2000, Mr. Feldberg's annual base salary was $1,000,000. Mr. Feldberg's other annual compensation represents commuting and temporary housing expenses paid in fiscal year 2000. Mr. Feldberg's other compensation amount represents matching contributions under US Office Products' 401(k) Retirement Plan in the amount of $1,307.

(2) Mr. Director's other compensation amount represents matching contributions under US Office Products' 401(k) Retirement Plan in the amounts of $2,238, $2,837 and $3,012 in fiscal 2000, 1999 and 1998, respectively, and the payment of executive disability insurance premiums in the amounts of $2,215, $2,197 and $2,080 in fiscal 2000, 1999 and 1998, respectively.

(3) Mr. Doyle's other compensation amount represents matching contributions under US Office Products' 401(k) Retirement Plan in the amount of $4,777 and $404 in fiscal 2000 and 1999, respectively, and the payment of executive disability insurance premiums in the amount of $1,654 in fiscal 2000.

(4) Mr. Mutschler's other compensation amount represents matching contributions under US Office Products' 401(k) Retirement Plan in the amount of $2,446 and $888 in fiscal 2000 and 1999, respectively, and the payment of executive disability insurance premiums in the amount of $2,933 in fiscal 2000.

(5) Ms. Smyth's other compensation amounts represent matching contributions under US Office Products' 401(k) Retirement Plan in the amounts of $1,569, $1,684 and $1,151 in fiscal 2000, 1999 and 1998, respectively, and the payment of executive disability insurance premiums in the amount of $2,261 in fiscal 2000.

(6) Represents options granted during fiscal years 2000, 1999, 1998 with respect to the stated number of shares of common stock. The number and exercise price of options granted during fiscal year 1998 have been adjusted to reflect the impact of the spin-off to stockholders of four of US Office Products' operating divisions in June 1998, as part of US Office Products' strategic restructuring plan.

INFORMATION REGARDING OPTIONS GRANTED TO AND HELD BY THE NAMED EXECUTIVE
  OFFICERS

    We have set forth below certain information concerning the grant and exercise of options to purchase US Office Products' common stock during fiscal year 2000 to each of the named executive officers.

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF
                                                                                    STOCK PRICE APPRECIATION
                                               INDIVIDUAL GRANTS                       FOR OPTION TERM(2)
                               --------------------------------------------------   -------------------------
                               NUMBER OF     PERCENT OF
                               SECURITIES   TOTAL OPTIONS
                               UNDERLYING    GRANTED TO
                                OPTIONS     EMPLOYEES IN    EXERCISE   EXPIRATION
NAME                           GRANTED(1)    FISCAL YEAR    PRICE(1)      DATE          5%            10%
----                           ----------   -------------   --------   ----------   -----------   -----------
Warren D. Feldberg...........   500,000         18.1%        $4.06        9/7/09    $1,276,656    $3,235,297
Mark D. Director.............    90,000          3.3%         4.69       1/13/10       265,456       672,719
Joseph T. Doyle..............    60,000          2.2%         4.69       1/13/10       176,971       448,479
Jay L. Mutschler.............    75,000          2.7%         4.69       1/13/10       221,214       560,599
Anne T. Smyth................    50,000          1.8%         4.69       1/13/10       147,476       373,733

------------------------

(1) The options granted are non-qualified stock options. Except as noted below, they are exercisable at or above the market price on the date of grant beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares and expire ten years from the date of grant. The options become fully exercisable upon a change in control, as defined in the Amended and Restated 1994 Long-Term Incentive Plan (except as modified by the terms of any individual option agreement).

(2) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock appreciation of five percent (5%) and ten percent (10%) from the price of US Office Products common stock as of the date of grant of the option. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of US Office Products' stock price. No gain to the optionees is possible without an increase in stock prices, which will benefit all stockholders. A zero percent (0%) gain in stock price will result in a zero percent (0%) benefit to optionees.

OPTION EXERCISES IN FISCAL 2000 AND VALUE OF OPTIONS AT APRIL 29, 2000

    We set forth below information about options exercised during fiscal 2000 for the named executive officers and about options they held at the end of fiscal 2000.

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                      OPTIONS HELD               AT FISCAL YEAR-END
                                                                 AT FISCAL YEAR-END (#)               ($)(2)(3)
                                  SHARES                       ---------------------------   ---------------------------
                                ACQUIRED ON        VALUE
NAME                          EXERCISE (#)(1)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ---------------   ------------   -----------   -------------   -----------   -------------
Warren D. Feldberg..........            --              --           --         500,000             --             --
Mark D. Director............            --              --       86,302         140,089             --             --
Joseph T. Doyle.............            --              --       37,500         172,500             --             --
Jay L. Mutschler............            --              --       26,640         135,100             --             --
Anne T. Smyth...............            --              --       31,159         127,991             --             --

------------------------

(1) Represents the number of shares with respect to which options were exercised.

(2) Options are "in-the-money" if the closing market price of the US Office Products' common stock on April 29, 2000 exceeded the exercise price of the options.

(3) The value of unexercised options represents the difference between the exercise price of such options and $1.91, which was the last reported sale price of US Office Products' common stock on April 29, 2000.

EMPLOYMENT ARRANGEMENTS

    Messrs. Feldberg, Director and Mutschler each have employment agreements with US Office Products. Pursuant to these agreements, each is paid an annual base salary that is reviewed and can be increased by the Compensation Committee of the Board of Directors every year. The base salaries of Messrs. Feldberg, Director and Mutschler for the last three fiscal years are set forth under the heading "Summary Compensation Table" on page 12. As of July 31, 2000, the base salary of each of Messrs. Feldberg, Director and Mutschler was $1,000,000, $370,000 and $375,000, respectively.

    Mr. Feldberg is eligible to receive a year-end bonus of up to $1,000,000, based upon the achievement of financial and individual performance criteria established by the Compensation Committee on an annual basis. The amount of this incentive opportunity is to be pro-rated in any year where Mr. Feldberg is employed for less than the full fiscal year. For the 2000 fiscal year, Mr. Feldberg was guaranteed a minimum annual incentive award of $500,000.
Mr. Feldberg also is to be provided an opportunity to receive up to 200% of the sum of his annual base salary and his target short-term incentive bonus (which target is set at $1,000,000) over the two-year period ending in April 2001. This opportunity is to be provided under the Company's two-year special bonus program or a comparable alternative arrangement. Mr. Director is eligible to receive a year-end bonus of up to 100% of his base salary, based upon the achievement of financial and individual performance criteria established by the Compensation Committee on an annual basis. Mr. Mutschler's agreement specifies that he is to be included in the Company's short-term incentive and two-year special bonus program. If the short-term incentive program is not continued, the Company must make an alternative incentive opportunity available to him which is comparable to that of other senior executives. Mr. Mutschler's bonus opportunities are to be based upon the achievement of financial and individual performance criteria established by the Compensation Committee on an annual basis. The Company's short-term incentive and two-year special bonus programs are described below under the heading "Compensation Committee Report on Executive Compensation" on page 16.

    Messrs. Feldberg, Director, Mutschler, and Doyle, and Ms. Smyth were all participants in the Company's short-term incentive and special two-year bonus programs during the Company's 2000 fiscal year. They will continue to participate in these programs in the 2001 fiscal year. The Compensation Committee has made certain modifications to these programs for the 2001 fiscal year, as described below under the heading "Compensation Committee Report on Executive Compensation" on page 16. Participation in these programs provides Messrs. Feldberg, Director and Mutschler with the incentive bonus opportunities specified in their respective employment agreements.

    Mr. Feldberg's employment agreement is for an initial term of three years beginning September 7, 1999 and is automatically renewable for additional one-year terms unless not renewed by US Office Products or Mr. Feldberg. If US Office Products decides not to renew Mr. Feldberg's term, then following the completion of the then-current term, US Office Products will pay Mr. Feldberg 150% of his "total short-term compensation" (as defined in his employment agreement) for the most recently completed fiscal year. Mr. Feldberg's employment agreement defines "total short-term compensation" to be the sum of base salary and all short-term incentive awards paid in a fiscal year.
Mr. Director's employment agreement is for an initial term of four years and is automatically renewable at the end of the second year and every year afterwards for an additional year unless terminated or not renewed by US Office Products or Mr. Director. Mr. Director's employment agreement has been in effect for more than two years. Mr. Mutschler's employment agreement is for a term of three years beginning April 1, 2000. Mr. Mutschler's prior employment agreement, with a subsidiary of US Office Products, expired in December 1999.

    If US Office Products were to terminate Mr. Feldberg without cause, he would be entitled to receive the greater of 200% of his "total short-term compensation" for the most recently completed fiscal year or 100% of his "total short-term compensation" for whatever period is remaining under the term of his employment agreement. If US Office Products were to terminate Mr. Director without cause, he would be entitled to receive his then-current base salary for whatever period is remaining under the term of his employment agreement. If US Office Products were to terminate Mr. Mutschler without cause, he would be entitled to receive his then-current salary for the longer of eighteen months or whatever period is remaining under the term of his employment agreement.

    If a change in control of US Office Products were to occur (involving a change in the ownership of a majority of the voting stock of US Office Products; a change in the majority of the Board of Directors without approval of the current Board; a merger, consolidation, recapitalization, reorganization or reverse stock split in which the stockholders of US Office Products prior to such transaction do not continue to own at least 75% of the stock of US Office Products following such transaction; or the approval by the stockholders of a plan of complete liquidation or disposition of more than 50% of US Office Products' assets), Messrs. Feldberg, Director and Mutschler would be able to elect to terminate their employment. Mr. Feldberg would be entitled to receive 200% of his "total short-term compensation" for the most recently completed fiscal year. Mr. Director would be entitled to receive his base salary at the rate then in effect for the remaining term of his agreement or two years, whichever is greater. Mr. Mutschler would be entitled to receive either 2.99 times his annual base salary or the amount of severance he would be entitled to receive if he were terminated without cause.

    The employment agreements contain covenants not to compete with US Office Products and not to solicit employees or customers of US Office Products for a period equal to the longer of: (i) two years (in the case of Mr. Director) or one year (in the case of Messrs. Feldberg and Mutschler) immediately following the termination of employment; or (ii) in the case of a termination pursuant to which such employee is entitled to receive severance, for so long as US Office Products continues to pay such severance. Applicable law may reduce the scope or term of the restrictive covenants. Under the employment agreements of Messrs. Director and Mutschler, if applicable law requires US Office Products to reduce the term of any such covenant, and if US Office Products is then paying severance to such employee, US Office Products will be required to pay severance to the employee only for the reduced period of time that the employee is subject to the restrictive covenants.
Mr. Feldberg's agreement provides that if he is entitled to receive severance for a period of more than one year, he may elect to forego severance payments to be made after that one-year period and, in that case, the restrictive covenants will terminate at the end of that one-year period.

    Mr. Doyle does not have an employment agreement with US Office Products.
Ms. Smyth entered into a two-year employment agreement in December 1996, when she joined US Office Products. In late fiscal 1999, she and US Office Products entered into a letter agreement that provided for an increase in her base salary to $340,000, an increase in her responsibilities, and certain other terms of her continued employment, effective February 1, 1999. US Office Products and
Ms. Smyth have not entered into a new employment agreement. The base salaries and bonuses of Mr. Doyle and Ms. Smyth for the last three fiscal years are set forth under the heading "Summary Compensation Table" on page 12. As of July 31, 2000, the base salary of Mr. Doyle and Ms. Smyth was $370,000 and $354,000, respectively.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    GENERAL. The Compensation Committee of US Office Products' Board of Directors (the "Committee") is responsible for approving and reviewing with the Board of Directors the compensation of US Office Products' executive officers. It also consults with the chief executive officer and members of senior management regarding the compensation of certain other key management personnel. A subcommittee of the Committee (the "Subcommittee," which excludes Mr. Finn) administers the Incentive Plan, the Executive Deferred Compensation Plan, and US Office Products' Section 162(m) Bonus Plan.

    The Committee believes that compensation must be competitive, as well as directly and materially linked to US Office Products' performance. In administering US Office Products' compensation program, the Committee's objectives include the following: attracting and retaining executive talent; motivating executives to maximize operating performance; measuring performance on both an individual and a company-wide basis; reflecting US Office Products' success in meeting growth and profitability targets; and linking executive and stockholder interests through the grant of stock options and other incentive awards tied to the company's performance.

    The key components of US Office Products' executive compensation program have historically consisted of salary, annual incentive bonuses, and long-term incentive bonuses. The long-term compensation of US Office Products' executive officers has consisted primarily of stock options. The short-term compensation has consisted principally of base salary and a cash bonus.

    Since US Office Products' inception, the Committee has striven to balance the cash compensation needed to attract, motivate and retain executive talent with long-term incentives through the grant of stock options with multi-year vesting schedules. In the Committee's judgment, this approach tends to align the interests of management most closely with those of US Office Products' stockholders. The Committee anticipates that retention will be an increasingly important aspect of its approach to compensation for existing key executives and other managers and employees, until the company's performance improves and its level of debt service is reduced. Almost all existing options have been issued at exercise prices substantially above the current market price of the company's common stock, and the Committee does not presently believe that repricing existing options or issuing a significant number of new options at current market prices would serve the best interest of the company's stockholders. Accordingly, the Committee anticipates that in the near future it is likely to emphasize cash compensation more than in past years. Recently approved changes to the short-term and long-term incentive plans (which are described below) are consistent with the Committee's view in this regard.

    BASE SALARY. The Committee did not make any material adjustments to the base salary levels of executives in US Office Products' 2000 fiscal year. The Committee believes, based upon survey data provided by a national compensation consulting firm, that the base salaries of US Office Products' executives generally are modestly above median base salary levels for executives at comparable businesses.

The Committee believes that such a base salary level is necessary and appropriate to attract and retain executives with the desired levels of skills and experience. An upward adjustment was made in the case of one executive's salary in light of a significant increase in responsibilities.

    ANNUAL INCENTIVE BONUS. For US Office Products' 2000 fiscal year, the Committee adopted new short-term and long-term incentive programs designed to reward executives and other key employees for the achievement of financial targets on a company-wide, divisional, and/or location basis (depending upon the employee's position), as well as the accomplishment of individual performance objectives agreed to by the employee and his or her supervisor. The short-term program establishes the parameters for annual incentive bonus opportunities.

    At the end of each fiscal year, the Committee decides whether to award incentive bonuses to executive officers, based on the achievement of the specified financial performance goals in the incentive plans, the participant's performance against individual goals, and recommendations made by US Office Products' chief executive officer. Target bonus opportunities vary between 10% and 50% of annual base salary (with a 100% opportunity for the chief executive officer). Approximately one-third of the bonus opportunity is based upon the achievement of individual performance objectives.

    In light of the disappointing financial performance of US Office Products in our 2000 fiscal year, the maximum bonus award payable to each executive officer was substantially below each individual's target bonus (expressed as a percentage of base salary). Bonus awards reflected primarily the achievement of individual performance objectives. Because US Office Products achieved the revenue target for our 2000 fiscal year under the short-term plan, an award of 10% of the target opportunity was paid to those executive officers measured on the performance of US Office Products on a consolidated basis. In deciding to award bonuses for individual performance, the Committee considered the recommendations of the chief executive officer and the need to retain and motivate talented key senior personnel going forward.

    At the beginning of our 2001 fiscal year, the Committee adopted a modification to the short-term plan. As a result, for fiscal year 2001, participants will not be eligible to receive any short-term award for achievement of financial targets unless a specified level of EBITDA has been achieved. As a result, therefore, no award would be paid for the achievement of a revenue target (for example) unless the EBITDA requirement also had been met.

    LONG-TERM INCENTIVE PLAN. Under a long-term incentive program adopted in July 1999, participants were eligible to receive an incentive award of 50%-200% of annual base compensation (defined to include base salary plus the participant's target short-term award opportunity), based upon the achievement of financial targets set on a company-wide basis over a two-year period. No payments are to be made under the plan until the end of the 2001 fiscal year, except in the event of a "change in control," as defined in the long-term plan.

    Awards under the long-term incentive plan were to be paid in cash or Company stock, at the Company's discretion. Depending on their position in the Company, participants could receive at least 50% of their award in cash. If Company stock were to be issued, it would be valued in a manner specified by the Committee, with such valuation intended to provide award recipients with a fair value award. As a result of disappointing financial performance, no incentive amounts were earned by any participants during our 2000 fiscal year under the long-term program.

    At the beginning of our 2001 fiscal year, the Committee adopted certain changes to the long-term incentive plan that are intended to reward annual improvements in the Company's profitability. As modified, the plan will function in a manner similar to a profit-sharing arrangement, with participants being eligible to receive awards on an annual basis to the extent the company (or, for participants responsible for a particular business unit, their business unit) exceeds specified annual EBITDA targets. Awards will be paid from a "bonus pool" that consists of an amount equal to a portion of the dollars in excess of the specified EBITDA targets that the Company earns in the fiscal year. If the EBITDA targets are not surpassed, no awards will be paid. The amount of the "bonus pool" is not limited: as the company's actual EBITDA exceeds the specified EBITDA target, the amount of the "bonus pool" increases. A participant's award, representing a portion of the bonus pool, will be proportional to his or her base compensation, level of responsibility, and impact on the company's (or business unit's) performance. In adopting these modifications, the Committee decided that the need to provide a meaningful, regular incentive opportunity to encourage significant near-term improvements in the Company's financial performance outweighed the potential retention benefits of a multi-year plan. The Committee also decided to pay all awards under the modified plan in the form of cash, after considering the potential dilutive impact to stockholders of award payments in the form of stock or stock options.

    At the beginning of calendar year 2000, the Subcommittee supported the recommendation of the chief executive officer to grant a substantial number of additional options to key executives and managers. The exercise price of these options was $4.6875, which was the closing price of the Company's stock on the date of the grant of these options. The Subcommittee concluded that the incentive opportunities created by this grant justified the award of the options, taking into account the potential impact on stockholder dilution. At the time of grant, the Subcommittee advised recipients that they should not expect additional stock option grants in the near future. The stock options granted during our 2000 fiscal year have ten-year terms and are exercisable at the fair market value of US Office Products' stock on the date of grant beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares granted. The Subcommittee granted options to purchase 775,000 shares of common stock to the named executive officers for the 2000 fiscal year (including the 500,000 options granted to Mr. Feldberg in accordance with the terms of his employment contract, as discussed below).

    The Subcommittee intends, to the extent possible, that options and other equity-based awards granted to executive officers under the Incentive Plan be deductible for federal tax purposes. Stock option awards granted under the Incentive Plan are intended to be deductible in accordance with Section 162(m) of the Internal Revenue Code.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. During our 2000 fiscal year, Mr. Feldberg joined US Office Products as its chief executive officer.
Mr. Pieper served in that capacity from the beginning of the fiscal year until September 1999, when Mr. Feldberg began his employment with US Office Products. By agreement with Clayton, Dubilier & Rice, Inc. ("CD&R"), US Office Products did not pay Mr. Pieper a salary or any other form of compensation. See "Certain Relationships and Related Transactions" on page 19. In June 1998, in connection with the equity investment in US Office Products by a CD&R-led fund, US Office Products agreed to pay CD&R an annual management fee of $500,000 for providing services to US Office Products. The amount of this management fee has not been changed. US Office Products also reimburses CD&R principals and employees for out-of-pocket expenses that they incur in providing services to US Office Products. These reimbursements included Mr. Pieper's out-of-pocket expenses.

    Mr. Feldberg's annual base salary was $1 million in the 2000 fiscal year, and he has incentive bonus opportunities to earn up to 100% of his base salary each year, under US Office Products' short-term incentive compensation plan, and up to 400% of his base salary over a two-year period under the long-term incentive plan. As specified in his employment agreement, Mr. Feldberg received a guaranteed bonus of $500,000 under the short-term incentive plan for fiscal 2000. He did not earn any amount under the long-term plan, and he was not awarded any additional amount under the short-term plan. Mr. Feldberg received a grant of options to purchase 500,000 shares of common stock when he joined US Office Products in September 1999. These options have a per share exercise price of $4.0625, which was the market price of the company's common stock on the date of grant. As specified in his employment agreement, Mr. Feldberg will be granted options to purchase an additional 100,000 shares in each of September 2000 and September 2001, at market price at the time of grant. All of these are (and will be) ten-year options that vest 25% per year over four years. The options were (and will be) granted by the

Subcommittee under the Incentive Plan. Mr. Feldberg's employment agreement is described under "Employment Arrangements" on page 14.

    The Committee believes that the compensation package provided to Mr. Feldberg was appropriate to attract and retain a chief executive with his level of experience. US Office Products conducted an extensive search for a chief executive during our 2000 fiscal year and negotiated Mr. Feldberg's package in a competitive market environment. Although the Committee believes that Mr. Feldberg's compensation package, when negotiated, was competitive, in light of the decline in the value of equity-based incentives, as discussed above, the Committee is evaluating whether modifications would be appropriate to achieve appropriate retention and incentive objectives.

                                          Brian D. Finn
                                          Frank P. Doyle (Chairman)
                                          Edward J. Mathias

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the 1998 investment in US Office Products by an affiliate of an investment fund managed by Clayton, Dubilier & Rice, Inc., Messrs. Conway, Finn, and Pieper, principals and directors of Clayton, Dubilier & Rice, Inc., were appointed to the Board of Directors of US Office Products. Additionally, in connection with the investment, US Office Products entered into a consulting agreement with Clayton, Dubilier & Rice, Inc. Under the consulting agreement, Clayton, Dubilier & Rice receives an annual fee of $500,000 for providing management and financial consulting services to US Office Products. In fiscal year 2000, US Office Products paid Clayton, Dubilier & Rice $500,000 pursuant to this consulting agreement. We also reimbursed Clayton, Dubilier & Rice for $268,286 of out-of-pocket and other reimbursable expenses. Messrs. Conway, Finn, and Pieper have waived their right to receive Directors' fees or to participate in the 1996 Non-employee Director Stock Plan. See "The Board of Directors--Compensation of Directors" on page 10.

    By agreement dated February 23, 1999 with Clayton, Dubilier & Rice, Inc., US Office Products did not pay any salary or other compensation to Mr. Pieper for his service as Chief Executive Officer. US Office Products reimburses out-of-pocket expenses that he incurs in carrying out his responsibilities, consistent with the terms of the consulting agreement described above.

    Until May 31, 2000, US Office Products leased office, warehouse and retail store space from a partnership, a general partner of which is Mr. Kuyers, a director of US Office Products. Based on our experience in such transactions, we believe that such leases are on terms not less favorable than would be obtainable in an arm's-length transaction from an unaffiliated third party. The amount paid to this partnership by USOP Chicago District, LLC, a wholly owned subsidiary of US Office Products, for fiscal year 2000 was approximately $404,139.48.

                               OTHER INFORMATION

STOCK PERFORMANCE

    We set forth below a comparison of changes in the price of US Office Products' common stock with changes in the cumulative total returns of the NASDAQ Market Index and the Industry Comparables Index. The Industry Comparables Index is an index derived from the trading price of the following office products companies: Office Depot Inc., and Staples Inc. Boise Cascade Office Products Corp. and Corporate Express Inc. are no longer included in Industry Comparables Index because they were no longer publicly traded at the end of our 2000 fiscal year. The graph plots the growth in value of an initial $100 investment over the indicated time period, assuming the reinvestment of dividends. The graph covers a period from April 30, 1995, the day before the 1996 fiscal year began, through the end of US Office Products' 2000 fiscal year.

    On June 10, 1998, US Office Products completed its strategic restructuring plan and a series of related financing transactions. These are described in
Note 3 of the Notes to US Office Products' audited consolidated financial statements, which are included in the Annual Report mailed to stockholders together with this Proxy Statement. At that time, US Office Products distributed approximately $934.6 million of cash to its stockholders and optionholders in a self-tender and distributed the stock of four of its operating divisions to its stockholders in four tax-free spin-offs. US Office Products also substantially increased its indebtedness. As a result of these actions, the trading price of US Office Products common stock after June 10, 1998 is not comparable to the trading price in earlier periods.

    The following graph accounts for the self-tender and the four spin-off distributions as follows:

    - Cash received in the self-tender is treated as if it were reinvested in common stock of US Office Products at the last reported sale price on June 10, 1998.

    - Shares of the four spin-off companies received by a stockholder are converted to cash, and that cash is treated as if it were reinvested in common stock of US Office Products at the last reported sale price on June 10, 1998. The shares of the four spin-off companies have been converted to cash at the last reported sale price on June 10, 1998 of the spin-off companies' common stock.

    - Cash in lieu of fractional shares of the spin-off companies is treated as if it were reinvested in common stock of US Office Products at the last reported sale price on June 10, 1998. The amount of cash paid in lieu of such fractional shares was determined based upon the last reported sale price on June 10, 1998 of the spin-off companies' common stock.

    Stockholders who participated in the strategic restructuring transactions and received a combination of cash and securities did not necessarily reinvest completely in the common stock of US Office Products. Consequently, the following graph is not necessarily indicative of the actual returns to a stockholder who participated in these transactions. An individual stockholder's actual returns may be higher or lower, depending upon that stockholder's investment decisions.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG U.S. OFFICE PRODUCTS,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                     4/30/95  4/30/96  4/26/97  4/25/98  4/24/99  4/29/00
U.S. OFFICE
PRODUCTS              100.00   285.15   179.21   200.40    23.71    10.20
PEER GROUP INDEX      100.00   122.67    97.10   201.81   298.23   171.79
NASDAQ MARKET INDEX   100.00   139.59   148.79   221.00   291.84   453.45

                      ASSUMES $100 INVESTED APR. 30, 1995

                          ASSUMES DIVIDEND REINVESTED

                       FISCAL YEAR ENDING APRIL 29, 2000

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on our review of forms provided to US Office Products and representations from our directors, executive officers, and 10% stockholders, Robert Herbolich (who was an executive officer until April 2000) failed to timely file one report required by Section 16 of the Securities Act of 1934, as amended, in fiscal 2000. One transaction related to shares of which Mr. Herbolich was the beneficial owner was not reported on a timely basis.

PROPOSALS FOR THE 2001 ANNUAL MEETING

    If you want to include a proposal in the proxy statement for US Office Products' 2001 Annual Meeting, send the proposal to US Office Products Company,
Attn.: Mark D. Director, Executive Vice President, General Counsel and Secretary, at 1025 Thomas Jefferson Street, NW, Suite 600 East, Washington, DC 20007. Proposals must be received on or before April 29, 2001 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of US Office Products' certificate of incorporation and bylaws. US Office Products will be able to use proxies given to it for next year's meeting to vote, at US Office Products' discretion, for or against any shareholder proposal that is not included in the proxy statement unless the proposal is submitted to US Office Products on or before July 13, 2001.

PROXY

                           US OFFICE PRODUCTS COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Warren D. Feldberg, and Mark D. Director and, as attorneys and proxies of the undersigned, each with full power to act without the other and with full power of substitution and hereby authorizes them to represent and vote, as designated on the other side, all the shares of common stock of US Office Products Company standing in the name of the undersigned with all powers the undersigned would possess if present at the 2000 Annual Meeting of US Office Products' stockholders to be held September 27, 2000 and at any and all continuations and adjournments thereof.

    THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                               (SEE REVERSE SIDE)

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                                                               ----------------
                                                                  SEE REVERSE
                                                                      SIDE
                                                               ----------------

-------------------------------------------------------------------------------
                               FOLD AND DETACH HERE

/ X /  Please mark your
       votes as in this
       example.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
----------------------------------------------------------------------------------------------
                  FOR      WITHHELD

1. Election of   /   /      /   /    NOMINEES:  01 Kevin J. Conway     06 Milton H. Kuyers
   Directors                                    02 Frank P. Doyle      07 Allon H. Lefever
                                                03 Warren D. Feldberg  08 Edward. J. Mathias
                                                04 Brian D. Finn       09 Charles P. Piper
                                                05 L. Dennis Kozlowski

                                  FOR        AGAINST       ABSTAIN

2. To appoint
   PricewaterhouseCoopers
   LLP, as the independent       /   /        /   /        /   /
   accountants for US Office
   Products Company.


Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.


----------------------------------------------


               THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

               Please note, sign, date and promptly return the proxy card using the enclosed envelope.

               PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.


SIGNATURE (S) _________________________________  DATE _________________________

NOTE: Please sign exactly as name appears hereon. When shares are owned by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------
                               FOLD AND DETACH HERE

                   NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

     Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by phone, please follow these easy steps:

                    -----------------------------------------------------------
                    CALL TOLL FREE 1-877-PRX-VOTE (1-877-779-8683) ON A TOUCH TONE TELEPHONE. SHAREHOLDERS RESIDING OUTSIDE THE UNITED STATES, CANADA AND PUERTO RICO SHOULD CALL 1-201-536-8073. TELEPHONE VOTING WILL BE AVAILABLE UNTIL 8:00 A.M., EASTERN TIME, THE MORNING OF THE ANNUAL MEETING.

TO VOTE BY PHONE

                    USE THE CONTROL NUMBER LOCATED IN THE BOX ABOVE, JUST BELOW THE PERFORATION. ENTER THE CONTROL NUMBER AND POUND SIGNS (#) EXACTLY AS THEY APPEAR.

                    FOLLOW THE RECORDED INSTRUCTION.
                    -----------------------------------------------------------

                       THANK YOU FOR VOTING!